Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT REPORTS RECORD THIRD QUARTER 2014 RESULTS

•	Record Q3 2014 Revenue of $103 Million; Strong Q3 Adjusted EBITDA* of $8.8 Million
•	Signed Major Strategic Partnership with SES S.A. for Satellite Bandwidth Provisioning
•	Launched Streaming In-flight Music with Beats Music and Southwest Airlines
•	Promoted Michael Zemetra to Chief Financial Officer
•	Strong Balance Sheet with Approximately $210 Million in Cash and Less than $4 Million in Debt

LOS ANGELES, CA, November 6, 2014 - Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), a worldwide leading provider of content, connectivity and digital media solutions for airlines, today reported financial results for the third quarter ended September 30, 2014.

Consolidated revenue for Q3 2014 reached a record $102.6 million with Adjusted EBITDA* growing to $8.8 million. Both Content and Connectivity segment revenue experienced significant growth in Q3 2014 of 34% and 48%, respectively, when compared to Q3 2013. Content segment revenue growth resulted from a mix of organic and acquisition-related activities, while Connectivity segment revenue grew through increased deployments and higher customer usage. Q3 2014 Adjusted EBITDA* improvement was driven by strong increases in contribution profit in both the Content and Connectivity segments and cost-savings achieved through the Company’s restructuring efforts to date and continued integration of past acquired businesses.

“We are excited with our third quarter 2014 performance, as we drove annual and sequential revenue growth of 38% and 5%, respectively, bolstered by solid growth in both our Content and Connectivity segments,” said Dave Davis, Chief Executive Officer. “We continue to execute on our plans to be a leader in in-flight entertainment and connectivity as we integrate our business and product platforms. This can be seen by recent wins across our product solutions and GEE’s revenue and Adjusted EBITDA* growth.”

“Global Eagle is uniquely positioned to lead the market in providing content services, connectivity systems and digital media solutions to our airline and travel customers,” continued Davis. “We provide our customers with innovative products to attract and retain passengers while driving new revenue opportunities.”

“We continued our 2014 financial momentum in Q3 with record revenue and strong sequential Adjusted EBITDA* growth,” said Michael Zemetra, Chief Financial Officer. “With a strong balance sheet and over $200 million in cash, we are investing in future growth to increase shareholder value. Additionally, with our publicly announced integration plans and new satellite agreement with SES, we continue to improve our cost structure. We plan to reinvest a portion of these savings into customer and technology growth initiatives.”

Financial Results

The table below presents financial results for the three-months ended September 30, 2014 and 2013. The financial results for the quarterly period ended September 30, 2013 do not include any financial information for the business of IFE Services Ltd. (“IFES”), which was acquired subsequent to September 30, 2013.

Global Eagle Entertainment, Inc.

Financial Summary

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2014	2013
Revenue:
Content	$71.5	$53.4
Connectivity	31.1	21.1
Toatal Revenues	$102.6	$74.5

Loss from Operations (1)	$(8.0)	$(6.8)

Adjusted EBITDA*	$8.8	$4.5

Net loss	$(15.5)	$(5.4)

Loss per share - basic and diluated	$(0.21)	$(0.10)

(1) Loss from Operations for the nine months ended September 30, 2014 includes $2.6 million in restructurig charges.

Capital expenditures through the third quarter of 2014 totaled approximately $6.2 million. The Company finished the third quarter of 2014 with approximately $209.6 million in cash and $3.5 million in debt.

Segment Results

Content segment revenue grew by $18.1 million in Q3 2014 versus Q3 2013 through organic revenue growth and the acquisition of IFES completed in Q4 2013. Content segment contribution margin improved from 27% in Q3 2013 to 29% in Q3 2014, and from 26% in Q2 2014 to 29% in Q3 2014. This was largely due to the onboard cycles of two new Content segment customers in late Q2 2014, coupled with a product mix. As the third quarter is typically our strongest seasonal quarter due to airline passenger trends, we expect a slight decrease in Content segment revenue in Q4 2014 when compared to Q3 2014.

Connectivity segment revenue grew $4.5 million sequentially from Q2 2014 to $31.1 million in Q3 2014 due to higher equipment sales and increased passenger Wi-Fi usage. Connectivity segment contribution margin increased from 18% in Q2 2014 to 26% in Q3 2014 due to costs remaining relatively stable on a higher revenue base.

Recent Highlights

Key accomplishments since announcing second quarter 2014 results include:

•	Signed strategic partnership with SES for global satellite connectivity. The long-term relationship includes access to the existing SES network, as well as upcoming next generation HTS technologies, which would achieve higher transmission speeds and cost savings per megabit.
•	Launched Beats Music by Apple on Southwest Airlines. In an industry first, GEE elevated in-flight music streaming to passenger devices in the air. GEE signed an agreement with Beats Music to deploy streaming in-flight music to airline passengers. The playlists are curated by Beats Music and updated monthly via satellite to servers onboard the aircraft.
•	Successfully integrated WISE on CEBU Pacific Air through KID Systeme, a division of Airbus.
•	Deployed in-flight connectivity on Nok Air. Successfully launched connectivity on a new airline customer in Thailand.
•	On track with integration and restructuring efforts as part of $10 million in annual run-rate savings.
•	Completed acquisition of Indian content business Purple In-Flight Entertainment. Through this acquisition, GEE has solidified its number one position as a provider of Asian and Indian content to the IFE market.
•	Signed distribution agreement with Betria to provide 3D moving maps as part of GEE’s wireless content offerings to airlines.
•	Successfully completed a warrant exchange offer. GEE closed an exchange offer on September 12, 2014, in which it exchanged approximately 4.2 million shares for approximately 12.6 million warrants.
•	Michael Zemetra was promoted to Chief Financial Officer of GEE. Michael was previously Chief Accounting Officer and Controller at GEE.
•	Installed connectivity systems on 25 aircraft in the quarter, bringing the total to 593 aircraft as of the end of the third quarter 2014. Today, GEE’s connectivity systems are installed on over 600 aircraft worldwide.

Business Outlook

The Company's updated guidance for the fiscal year ending December 31, 2014 is as follows:

Full Year 2014

•	Revenue in the range of $383 - $388 million
•	Adjusted EBITDA* in the range of $29 - $31 million
•	Cash capital expenditures in the range of $8.5 - $9.5 million
•	New aircraft installed with GEE’s connectivity system: approximately 105 - 110

Conference Call

Global Eagle will host a webcast to discuss its second quarter 2014 results on Thursday, November 6, 2014 at 5:00 p.m. EDT (2:00 p.m. PDT). The webcast is available on the investor relations portion of the Company's Web site located athttp://investors.globaleagleent.com/events.cfm. If you cannot listen to the webcast at its scheduled time, there will be a webcast replay archived on the Global Eagle website for 30 days.

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq:ENT) is a worldwide provider of content, connectivity and digital media solutions for airlines. Through the industry's most comprehensive product and services platform, Global Eagle provides airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving over 150 airlines worldwide, Global Eagle delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company's headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at www.globaleagleent.com

Contact:

Kevin Trosian

Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@globaleagleent.com

pr@globaleagleent.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we use Adjusted EBITDA, which is a non-GAAP financial measure. The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on this non-GAAP financial measure, please see the tables captioned "Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations" included at the end of this release.

Adjusted EBITDA is the primary measure used by the Company's management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of the Company's board of directors to establish the funding targets for and fund its annual bonus pool for the Company's employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) management frequently uses it in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.

We define Adjusted EBITDA as net income (loss) attributable to common stockholders before net income (loss) attributable to non-controlling interests, income tax expense, other income (expense), interest expense (income), depreciation and amortization, stock-based compensation, acquisition and realignment costs, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with the Company's expansion into China that did not generate associated revenue in 2014, (e) expenditures related to the January 2013 business combination, (f) any legal settlement(s) in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and (g) any restructuring charges in the period pursuant to the Plan announced on September 23, 2014. Management does not consider these costs to be indicative of the Company's core operating results.

With respect to projected full year 2014 Adjusted EBITDA*, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this earnings release and the documents incorporated by reference herein within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words "may," "might," "will," "will likely result," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or similar expressions. These forward-looking statements are based on information available to us as of the date of this earnings release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward looking statements herein due to a variety of factors, including: our ability to integrate our recently acquired businesses, the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the ability of our executive officers to recognize changing trends in the systems, services and business model requirements of our current and potential future customers; the ability of our customer Southwest Airlines to maintain a sponsor for its "TV Flies Free" offering and our ability to replicate this model through other sponsorship alliances; the ability of our content segment to provide unique content curation and delivery services attractive to non-theatrical customers, including the airlines; the outcome of any legal proceedings pending or that may be instituted against us; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the content delivery space, including wireless content delivery, and the satellite connectivity space, ; our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand; our ability to obtain and maintain international authorizations to operate our connectivity service over the airspace of foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively identify and license television, audio and media content that airlines and/or and media content that passengers will purchase; general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable; our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems and next generation in-flight entertainment systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole, and in particular arising from sanctions against Russia and the instability in the Middle East; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future airline partners or successfully partner with satellite service providers, including Hughes Network Systems and SES S.A.; our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software or hardware, damage to our network resources, disruption of our content delivery systems or geopolitical restrictions; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international plan of expansion, including managing rapid changes in available competitive technologies and research and development of such technologies; fluctuation in our operating results; the demand for in-flight broadband Internet access services and market acceptance for our products and services; and other risks and uncertainties set forth in this earnings release and in our most recent Annual Report on Form 10-K, as amended, and any subsequently filed Quarterly Reports on Form 10-Q. We do not undertake any obligation to update forward-looking statements as a result of as a result of new information, future events or developments or otherwise, and may not provide the same type of forward-looking information in the future.

Financial Information

The table below presents financial results for the three and nine months ended September 30, 2014 and 2013. The financial results for the quarterly period ended September 30, 2013 does not include any financial information for IFES, which was acquired subsequent to September 30, 2013.

Global Eagle Entertainment Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$102,623	$74,518	$286,736	$179,862
Operating expenses:
Cost of sales	73,618	54,002	213,341	139,570
Sales and marketing	3,980	3,758	10,119	8,444
Product development	7,212	2,282	15,561	5,946
General and administrative	17,172	17,056	51,440	53,860
Restructuring charges	2,606	-	2,606	-
Amortization of intangible assets	6,049	4,221	18,613	8,470
Total operating expenses	110,637	81,319	311,680	216,290
Loss from operations	(8,014)	(6,801)	(24,944)	(36,428)
Other income (expense), net:
Interest income (expense), net	175	(267)	44	(726)
Change in fair value of financial instruments	(5,253)	2,233	555	(7,107)
Other income (expense), net	(984)	601	(1,786)	571
Loss before income taxes	(14,076)	(4,234)	(26,131)	(43,690)
Income tax expense	1,454	1,161	3,552	1,754
Net loss	$(15,530)	$(5,395)	$(29,683)	$(45,444)
Net income (loss) attributable to non-controlling interests	-	158	194	89
Net loss attributable to common stockholders	$(15,530)	$(5,553)	$(29,877)	$(45,533)

Net income (loss) per share
Basic	$(0.21)	$(0.10)	$(0.41)	$(0.89)
Diluted	$(0.21)	$(0.10)	$(0.41)	$(0.89)

Global Eagle Entertainment Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2014	December 31, 2013
Assets	(Unaudited)
Cash and cash equivalents	$209,637	$258,796
Accounts receivable, net	83,040	64,216
Content library, net	7,859	6,563
Inventories	11,820	15,481
Prepaid and other current assets	22,232	14,187
Property, plant and equipment, net	22,544	20,797
Goodwill	53,032	52,345
Intangible assets	118,978	136,414
Other non-current assets	14,935	10,084
Total assets	$544,077	$578,883
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$98,054	$81,961
Deferred revenue	18,782	16,998
Derivative warrant liabilities	45,161	71,570
Notes payable and accrued interest	3,457	10,801
Deferred tax liabilities	24,496	26,378
Other liabilities	18,771	14,991
Total liabilities	208,721	222,699

Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	609,777	590,210
Subscriptions receivable	(497)	(478)
Accumulated deficit	(273,820)	(243,943)
Accumulated OCI	(104)	-
Total stockholders’equity	335,356	345,789
Non-controlling interests	-	10,395
Total Liabilities and Stockholders’ Equity	$544,077	$578,883

Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted EBITDA:
Net income (loss) attributable to common stockholders	$(15,530)	$(5,553)	$(29,878)	$(45,533)
Net income (loss) attributable to non-controlling interests	-	158	194	89
Income tax expense	1,454	1,161	3,552	1,754
Other (income) expense (2)	7,066	(1,722)	2,664	8,107
Depreciation and amortization	8,335	8,686	26,023	20,365
Stock-based compensation (3)	1,896	(625)	6,485	1,902
Acquisition and realignment costs (4)	2,976	3,247	8,688	16,817
Restructuring charges (5)	2,606	-	2,606	-
F/X gain (loss) on intercompany loan (6)	-	(845)	-	-
Adjusted EBITDA	$8,803	$4,507	$20,334	$3,501
Pro-forma Adjustments (1)
January 2013 GEAC Pre-tax loss	-	-	-	(22,100)
January 2013 AIA Pre-tax income	-	-	-	1,306
Add back:	-	-	-
January 2013 GEAC Other income (expense)	-	-	-	11,697
January 2013 GEAC Business Combination Fees and Expenses (7)	-	-	-	10,243
January 2013 AIA & GEAC Interest expense (income)	-	-	-	66
January 2013 AIA & GEAC Depreciation and amortization	-	-	-	471
Pro-forma Adjusted EBITDA	$8,803	$4,507	$20,334	$5,184

(1)	The table above includes certain non-GAAP pro-forma adjustments for the nine months ended September 30, 2013. For the nine months ended September 30, 2013, the amounts are presented on a pro forma basis reflecting the operating results of Global Eagle as if the Company’s business combination in which Global Eagle Acquisition Corp. (“GEAC”) acquired Row 44, Inc. (“Row 44”) and 86% of the shares of Advanced Inflight Alliance AG (“AIA”) and changed its name to Global Eagle Entertainment Inc. (the “Business Combination’) had been consummated as of January 1, 2013; accordingly, this information does not correspond to the unaudited condensed financial statements included in this earnings release, which were prepared on a U.S. GAAP basis. The pro forma information for the nine month period ended September 30, 2013 includes financial information for the period January 1, 2013 to September 30, 2013 for AIA and Row 44, January 1, 2013 to January 31, 2013 (the date on which we completed the Business Combination) for GEAC. It also includes actual results for Post Modern Edit, LLC and related entities from July 10, 2013 (date of acquisition) to September 30, 2013. The pro forma information for the nine month period ended September 30, 2013 does not include any financial information for IFES, which was acquired subsequent to September 30, 2013.
(2)	Other income (expense) principally includes the change in fair value of the Company's derivative financial instruments and certain non-recurring expenses associated with the Company’s expansion into China that did not generate associated revenue in 2014.
(3)	Included in stock-based compensation for the three months ended September 30, 2013 is the reversal of approximately $1.1 million related to certain accrued tax obligations that resulted from the January 2013 Business Combination, the net impact of which was $0 for the nine months ended September 30, 2013.
(4)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) expenditures related to the January 2013 Business Combination, and (e) any legal settlement(s) in the period that pertain to historical matters that existed at acquired companies prior to their purchase date. Management does not consider these costs to be indicative of the Company's core operating results.
(5)	Includes restructuring expenses pursuant to the Company’s Plan announced on September 23, 2014.
(6)	F/X gain (loss) on intercompany loan includes the unrealized foreign exchange gains and losses in the value of certain intercompany loans that are included in the Company's operating results.
(7)	Comprises formation expenses directly related to the Company's Business Combination in 2013 that did not generate associated revenue in Q1 of 2013.

Global Eagle Entertainment, Inc.
Revenue, Contribution Margin, and Adjusted EBITDA (1) (In Millions)

	Q3 '14	Q3 '13	% Change
Revenue
Connectivity:
Equipment (2)	$11.2	$4.9	129%
Services (3)	19.9	16.2	23%
Total Connectivity Revenue	31.1	21.1	47%
Content:
Licensing (4)	60.9	44.6	37%
Services (5)	10.6	8.8	20%
Total Content Revenue	71.5	53.4	34%
Total Revenue	$102.6	$74.5	38%
Cost of Sales ($ millions)
Connectivity	(23.0)	(15.2)	51%
Content	(50.6)	(38.8)	30%
Total Cost of Sales	(73.6)	(54.0)	36%
Contribution Profit ($ millions)
Connectivity	8.1	5.9	37%
Content	20.9	14.6	43%
Total Contribution Profit	29.0	20.5	41%
Contribution Margin (%)
Connectivity	26%	28%
Content	29%	27%
Total Contribution Margin	28%	28%
Adjusted EBITDA*	$8.8	$4.5	96%

(1)	Reflects 100% of AIA's results; GEE owned approximately 94% and 100% of AIA's outstanding shares as of September 30, 2013 and 2014, respectively.
(2)	Represents sales of satellite based connectivity equipment.
(3)	Represents Wi-Fi, TV, VOD, shopping and travel-related revenue sold through our Connectivity platform.
(4)	Represents revenue principally generated through the sale or license of media content, video and music programming, applications, and video games to customers.
(5)	Content services revenue includes various services generally billed on a time and materials basis such as encoding and editing of media content.

Global Eagle Entertainment, Inc.

Unaudited Segment Revenue and Contribution Profit

(In thousands)

Segment revenue, expenses and contribution profit for the three and nine month periods ended September 30, 2014 and 2013 derived from the Company's Connectivity and Content segments were as follows:

	Three Months Ended September 30,
	2014			2013
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing	$60,907	$-	$60,907	$44,645	$-	$44,645
Service	10,603	19,933	30,536	8,796	16,218	25,014
Equipment	-	11,180	11,180	-	4,859	4,859
Total Revenue	71,510	31,113	102,623	53,441	21,077	74,518
Operating Expenses:
Cost of Sales	50,596	23,022	73,618	38,809	15,193	54,002
Contribution Profit	20,914	8,091	29,005	14,632	5,884	20,516
Other Operating Expenses	29.2%	26%	37,019	27.4%	28%	27,317
Loss from Operations			$(8,014)			$(6,801)

	Nine Months Ended September 30,
	2014			2013
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing	$172,375	$—	$172,375	$106,353	$—	$106,353
Service	33,917	53,735	87,652	18,346	34,893	53,239
Equipment	349	26,360	26,709	0	20,270	20,270
Total Revenue	206,641	80,095	286,736	124,699	55,163	179,862
Operating Expenses:
Cost of Sales	149,475	63,866	213,341	92,157	47,413	139,570
Contribution Profit	57,166	16,229	73,395	32,542	7,750	40,292
Other Operating Expenses			98,339			76,720
Loss from Operations			$(24,944)			$(36,428)